                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 28, 1999 on our audits of the consolidated financial statements on BEC Energy (the Company) as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."

                                          /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP

Boston, Massachusetts
May 12, 1999